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                                                           Exhibit 32


                   Certification Accompanying Periodic Report
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                              (18 U.S.C. ss. 1350)

The undersigned, Christian W. E. Haub, Chairman of the Board, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. ("Company"), and Mitchell P. Goldstein, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that (1) the Annual Report of the Company on Form 10-K for the period ended February 28, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.




Dated:  May 21, 2004                          /s/ Christian W. E. Haub
                                              ------------------------
                                              Christian W. E. Haub
                                              Chairman of the Board,
                                              President and
                                              Chief Executive Officer




Dated:  May 21, 2004                          /s/ Mitchell P. Goldstein
                                              -------------------------
                                              Mitchell P. Goldstein
                                              Senior Vice President,
                                              Chief Financial Officer